UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2014

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2014 (the “Closing Date”), Premier Healthcare Alliance, L.P. (“PHA”), along with its wholly owned subsidiaries, Premier Supply Chain Improvement, Inc. (“PSCI”) and Premier Healthcare Solutions, Inc. (“PHSI”), as Co-Borrowers, Premier Services, LLC (“Services”) and certain domestic subsidiaries of Services, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, other lenders from time to time party thereto, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers, entered into an unsecured Credit Agreement, dated as of June 24, 2014 (the “Credit Agreement”). Services is a wholly-owned subsidiary of Premier, Inc. (“Premier”) and serves as the sole general partner of PHA. The Credit Agreement has a maturity date of June 24, 2019.

The Credit Agreement provides for a revolving credit facility of up to $750.0 million (the “Credit Facility”) with (i) a $25.0 million subfacility for standby letters of credit and (ii) a $75.0 million subfacility for swingline loans. The Credit Agreement also provides that Co-Borrowers may from time to time request an increase in the maximum principal amount of the Credit Facility up to an aggregate of $250.0 million, subject to the approval of the lenders providing such increase. The Credit Agreement contains an unconditional and irrevocable guaranty of all obligations of Co-Borrowers under the Credit Agreement by the current and future Guarantors. Premier is not a guarantor under the Credit Agreement.

The Credit Agreement refinanced the Loan Agreement, dated as of December 16, 2011, among PHSI, PHA, certain subsidiary guarantors and Wells Fargo Bank, National Association (the “Prior Loan Agreement”), and the Prior Loan Agreement was terminated on the Closing Date. The Prior Loan Agreement included a $100.0 million senior secured revolving credit facility with an accordion feature providing the ability to borrow an additional $100.0 million. The Prior Loan Agreement was scheduled to mature on December 16, 2014. In connection with the termination of the Prior Loan Agreement, all obligations (other than contingent indemnification obligations) and rights under the related Security Agreement, dated December 16, 2011, by and among PHSI, PHA, certain subsidiary guarantors and Wells Fargo Bank, National Association (the “Prior Security Agreement”) were also simultaneously terminated. At the time of its termination, there were no outstanding borrowings under the Prior Loan Agreement.

The Credit Agreement permits Co-Borrowers to prepay amounts outstanding under the Credit Facility without premium or penalty provided, however, that Co-Borrowers are required to compensate the lenders for losses and expenses incurred as a result of the prepayment of any Eurodollar Rate Loan. Committed loans under the Credit Agreement may be in the form of Eurodollar Rate Loans or Base Rate Loans, at the option of Co-Borrowers. Eurodollar Rate Loans bear interest at the Eurodollar Rate (defined as the London Interbank Offer Rate (“LIBOR”)) plus the Applicable Rate (defined as a margin based on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement)). Base Rate Loans bear interest at the Base Rate (defined as the highest of the prime rate announced by the Administrative Agent, the federal funds effective rate plus 0.50% or the one-month LIBOR plus 1.0%) plus the Applicable Rate. The Applicable Rate ranges from 1.125% to 1.75% for Eurodollar Rate Loans and 0.125% to 0.750% for Base Rate Loans. On the Closing Date, the interest rate for three-month Eurodollar Rate Loans was 1.355% and the interest rate for Base Rate Loans was 3.375%. Co-Borrowers are required to pay a commitment fee ranging from 0.125% to 0.250% per annum on the actual daily unused amount of commitments under the Credit Facility. The initial amount of the commitment fee was set at 0.125%.

The Credit Agreement contains customary representations and warranties of Co-Borrowers and Guarantors for the benefit of the Administrative Agent and the lenders. The Credit Agreement also contains customary affirmative and negative covenants, including, among others, limitations on liens, indebtedness, fundamental changes, dispositions, restricted payments and investments. Under the terms of the Credit Agreement, Services is not permitted to allow its Consolidated Total Leverage Ratio (as defined in the Credit Agreement) to exceed 3.00 to 1.00 for any period of four consecutive fiscal quarters. In addition, Services must maintain a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00 at the end of every fiscal quarter. The Credit Agreement also contains customary events of default including, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults of any indebtedness or guarantees in excess of $30.0 million, bankruptcy and other insolvency events, judgment defaults in excess of $30.0 million, and the occurrence of a Change of Control (as defined in the Credit Agreement). If any event of default occurs and is continuing, the Administrative Agent may, with the consent, or shall, at the request, of the required lenders, terminate the commitments and declare all of the amounts owed under the Credit Agreement to be immediately due and payable.

Proceeds from borrowings under the Credit Agreement may generally be used to finance ongoing working capital requirements, including permitted acquisitions and other general corporate purposes. As of the Closing Date, Co-Borrowers did not borrow any amounts under the Credit Agreement.

In the ordinary course of their business, the lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with Co-Borrowers or their affiliates, including the provision of certain advisory services and the making of advances under the Prior Loan Agreement and other loans to Co-Borrowers and their affiliates.

The foregoing description of the Credit Agreement is summary in nature and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 25, 2014, Premier issued a press release announcing the new Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 regarding the Prior Loan Agreement and the Prior Security Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 24, 2014, by and among Premier Healthcare Alliance, L.P., Premier Supply Chain Improvement, Inc. and Premier Healthcare Solutions, Inc., as Co-Borrowers, Premier Services, LLC and certain domestic subsidiaries of Premier Services, LLC, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, other lenders from time to time party thereto, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Book Managers.

99.1	Press Release of Premier, Inc., dated June 25, 2014, announcing the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name:	Susan D. DeVore
Title:	Chief Executive Officer and President

Date: June 25, 2014